EXHIBIT 10.7

CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (this “Credit Agreement”) is entered into as of March 14, 2000 between REGEN BIOLOGICS, INC., a Delaware corporation (herein called “Borrower”), and SULZER MEDICA USA HOLDING COMPANY, a Delaware corporation (herein called “Lender”).

          (1) Commitment. Lender hereby agrees to make loans (each a “Loan”) to Borrower, subject to the conditions stated in Section 2 hereof, in such amounts as Borrower shall request, up to an aggregate principal amount of Four Million Dollars ($4,000,000). The obligation of Lender to make Loans to Borrower shall terminate on March     , 2005 (the “Termination Date”); provided, however, that Lender shall have no obligation to make Loans upon the occurrence and during the continuation of an Event of Default (as hereinafter defined). Borrower may prepay any loan without penalty or premium and any principal amounts prepaid by Borrower may be reborrowed; provided, however, that any principal amounts prepaid at the election of Lender pursuant to terms of the Warrant (as defined below) may not be reborrowed by Borrower. The “Warrant” shall mean the warrant to purchase shares of Borrower’s Common Stock to be issued to Lender in connection with the CMI-2 Agreement.

Borrower agrees to use its reasonable best efforts to obtain additional equity financing from parties other than Lender or its affiliates and to close such financing by December 31, 2000. Lender shall have no present obligation to provide additional equity or debt financing to Borrower, beyond that provided hereunder, or under any presently existing or contemplated financing arrangement between Borrower and Lender.

          (2) Conditions Precedent to Funding all Loans. The obligation of Lender to make each Loan shall be subject to the satisfaction of both of the following conditions precedent: (a) each of the operational and financial milestones stated in Exhibit A attached hereto (the “Milestones”) shall have been satisfied, to Lender’s reasonable satisfaction, by, or within a reasonable period after, the applicable “Target Date” stated in Exhibit A, and (b) after giving effect to the requested Loan, the aggregate outstanding Loans will not exceed the maximum aggregate Loans permitted under Exhibit A (the “Maximum Outstanding Loans”).

          (3) Procedure for Funding a Loan. From and after the occurrence of the conditions precedent set forth in Section 2 above and prior to the Termination Date, and subject to the credit limitation set forth in Section 1, Lender shall, upon three (3) business days’ prior written request by Borrower to Lender, transfer to Borrower by wire transfer in same day funds, to the account of Borrower specified in such written notice, the amount requested to be loaned to Borrower as set forth in such written notice. Notwithstanding any provision to the contrary herein, in the event that Borrower completes any of the Milestones prior to the applicable Target Date, Borrower shall upon such completion be entitled to request a Loan hereunder and Lender shall make such Loan in accordance with this Section 3, subject to the remaining terms hereof.

          (4) Principal and Interest. All outstanding principal and interest shall be due and payable on March 14, 2005 or as determined in the last paragraph of Section 8.

Interest shall accrue on the outstanding principal amount of each Loan from the date of funding of the such Loan until payment in full, at a rate of one-year LIBOR (as reported in The Wall Street Journal on the date of the funding of the Loan) per annum or the maximum rate permissible by law (the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed and shall compound annually; provided, that no interest so compounded shall be deemed principal for purposes of Section 1. The interest rate on each Loan shall adjust on each anniversary of the date of the Loan (or the next business day if such anniversary is a holiday or a weekend day) to the interest rate which would be applicable to a Loan initially funded on such date.

          (5) Note and Schedule of Loans. Borrower’s obligation to repay the Loans shall be evidenced by, among other things, that certain Secured Promissory Note, dated as of even date herewith, executed and delivered by Borrower on behalf of Lender, (the “Note”). Upon the funding of the initial Loan under this Credit Agreement, Borrower shall prepare and deliver to Lender the Schedule of Loans attached hereto as Exhibit B, setting forth the information to be provided thereon. Upon any additional funding of a Loan, any repayment of a Loan (in part or in full) by Borrower, any reduction in amounts owed hereunder by exercise of the Warrant, and on each anniversary of the funding of a Loan until such Loan is paid in full, Borrower shall amend the Schedule of Loans to reflect such event and deliver to Lender the Schedule of Loans as so amended.

          (6) Place of Payment. All amounts payable hereunder shall be payable at Sulzer Medica USA Holding Company, 3 East Greenway Plaza, Suite 1600, Houston, Texas 77046-0391, unless another place of payment shall be specified in writing by Lender.

          (7) Application of Payments. Any payment made by Borrower, or reduction in amounts owed at the election of Lender pursuant to Section 3 of the Warrant, on any Loan hereunder shall be applied first to accrued interest, and thereafter to principal.

          (8) Warranties And Representations. Borrower represents and warrants to Lender that Borrower is the lawful owner of the entire right, title and interest in and to all the Collateral (as defined in the Intellectual Property Security Agreement dated of even date herewith by and between Lender and Borrower (the “Security Agreement”)), free and clear of all material liens, charges, encumbrances and claims of infringement.

          (9) Covenants. Borrower covenants and warrants that unless compliance is waived by Lender in writing:

               (a) Borrower will, at its expense, to the extent commercially reasonable, (i) properly preserve and maintain the Collateral and defend the Collateral against any adverse claims and demands; (ii) diligently prosecute all patent, trademark or service mark or copyright applications pending on or after the date hereof; and (iii) maintain in effect all issued patents and will renew all trademark and service mark registrations, including payment of any and all maintenance and renewal fees relating thereto; (iv) protect and defend all rights in the Collateral against any claims and demands of all persons other than Lender; and (v) enforce all rights in the Collateral against any and all infringers of the Collateral.

               (b) Borrower will not license or transfer any of the Collateral except with Lender’s prior written consent, except for the grant of licenses and sale of products in the ordinary course of business.

               (c) Borrower will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any filings with the United States Patent and Trademark Office, and any filings of financing or continuation statements under the UCC) that from time to time may be necessary or appropriate, or that the Lender may reasonably request, in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the security interests granted pursuant to the Security Agreement or to enable the Lender to obtain the full benefits of this Agreement, or to enable the Lender to exercise and enforce any of its rights, powers and remedies hereunder or under the Security Agreement with respect to any of the Collateral. To the extent permitted by law, Borrower hereby authorizes the Lender to execute and file financing statements or continuation statements without Borrower’s signature appearing thereon. Borrower agrees that a carbon, photographic or other reproduction of this Agreement or the Security Agreement or of a financing statement is sufficient as a financing statement. Borrower shall pay the cost of, or incidental to, any such recording or filing of any financing or continuation statements concerning the Collateral.

          (10) Default. Each of the following events shall be an “Event of Default” hereunder:

               (a) Borrower fails to pay timely any amount due under this Credit Agreement within five (5) business days after such payment becomes due;

               (b) Any representation or warranty by, made or deemed made herein, in the Security Agreement, or which is contained in any certificate, document or financial or other statement by the Borrower, furnished at any time under this Agreement, or in or under the Security Agreement, is incorrect in any material respect on or as of the date made or deemed made;

               (c) The Borrower fails to perform or observe any other term or covenant contained in this Agreement or the Security Agreement, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which an executive officer of Borrower knew or reasonably should have known of such failure, or (ii) the date upon which written notice thereof is given to Borrower by Lender;

               (d) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

               (e) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors

(or other similar official) is appointed to take possession, custody or control of any property of Borrower.

               (f) Borrower ceases in a material way to meet its supply obligations to Lender (or its affiliates), pursuant to the terms of that certain CMI-2 Distribution Agreement contemplated by Borrower and Lender as of the date hereof, to be hereafter executed (the “Supply Agreement”), unless such failure is resolved to Lender’s reasonable satisfaction within one hundred fifty (150) days.

Upon the occurrence and the continuance of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (d) or (e) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law. Notwithstanding any provision to the contrary herein, Lender shall have no right to exercise any remedies, whether provided herein or in the Security Agreement, pursuant to the occurrence and continuance of an Event of Default, unless Borrower shall have failed to cure such Event of Default prior to the expiration of any applicable cure period provided herein.

          (11) Intellectual Property Collateral. In consideration of Lender’s making Loans from time to time hereunder, Borrower, pursuant to the Security Agreement, grants Lender a security interest in any right, title or interest of Borrower in certain intellectual property of Borrower, as specifically described in the Security Agreement. Upon the full satisfaction of Borrower’s obligations hereunder, Lender shall execute such releases of interest with respect to Borrower’s property subject to the Security Agreement as Borrower may reasonably request.

NOTWITHSTANDING ANY PROVISION TO THE CONTRARY HEREIN, OR IN THE SECURITY AGREEMENT, LENDER SHALL AT NO TIME HAVE THE RIGHT TO EXERCISE ANY OF THE RIGHTS AND REMEDIES GRANTED UNDER THE SECURITY AGREEMENT UNLESS AN EVENT OF DEFAULT PURSUANT TO SECTION 10(D) OR (E) HEREOF SHALL HAVE OCCURRED AND BE CONTINUING. Lender shall indemnify Borrower and its successors and assigns against, and hold Borrower and its successors and assigns harmless from, any and all claims, actions, damages, obligations, liabilities and all costs and expenses, including, without limitation, legal fees and costs, incurred by Borrower or its successors and assigns, arising out of Lender’s violation of the foregoing restrictions or the terms of the Security Agreement.

          (12) Competitive Arrangements. Notwithstanding anything to the contrary set forth in this Credit Agreement, in the event that Borrower shall enter into an agreement with a Competitor (as defined below) of Lender involving either the licensing of Borrower’s intellectual property to such Competitor or the codevelopment of intellectual property with such Competitor in each case relating to future generations of the collagen meniscus implant and to which Lender shall not have given its written consent (each, a “Competitive Arrangement”), then in such event the obligation of Lender to extend any further Loans under this Credit Agreement shall immediately terminate. In addition, in the event Borrower enters into a Competitive Arrangement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, be due, payable and collectible by

Lender pursuant to applicable law on the date six months from the later of (i) the date Borrower enters into such Competitive Arrangement, and (ii) the date Lender provides Borrower written notice of its intent to exercise its option to accelerate repayment of the amounts owing hereunder pursuant to this Section 12. For the purposes hereof, a “Competitor” of Lender shall mean a corporation, partnership, limited liability company or other such entity a substantial portion of the business of which is in the orthopedic and/or trauma fields.

          (13) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, telecopier or by messenger, addressed (a) if to Lender, at Lender’s address set forth on the signature page hereof, or at such other address as Lender shall have furnished to Borrower in writing, or (b) if to Borrower, one copy should be sent to its address set forth on the signature page hereof and addressed to the attention of the Corporate Secretary, or at such other address as Borrower shall have furnished to Lender. Each such notice or other communication shall for all purposes of this Credit Agreement be treated as effective or having been given when delivered if delivered personally or by messenger, courier service, telex, telegram or telecopier, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

          (14) Governing Law. This Credit Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

BORROWER	REGEN BIOLOGICS, INC.

	By:	/s/ Gerald E. Bisbee, Jr., Ph.D

Gerald E. Bisbee, Jr., Ph.D
President and Chief Executive Officer
545 Penobscot Drive
Redwood City, CA 94063

LENDER	SULZER MEDICA USA HOLDING COMPANY

	By:	/s/ André Buchel

Name: André Buchel
Title: President
3 East Greenway Plaza, Suite 1600
Houston, TX 77046-0391

EXHIBIT A

MILESTONES

Milestone	Target Date	Maximum Aggregate Loans
Execution and delivery of the Credit Agreement, the Warrant and the lateral letter agreement between Borrower and Lender	March 1, 2000	$400,000

Execution and delivery of the CMI-2 Agreement and the Sharpshooter Agreement, between Borrower and Lender	March 31, 2000	$1,200,000

Completion of the first leg of the Initial Dog Surgeries	May 15, 2000	$2,950,000

Completion of Dog Study, as evidenced by completion of the histological analysis	September 25, 2000	$3,650,000

Satisfactory evidence of an equity financing scheduled to close by December 31, 2000	December 1, 2000	$4,000,000

EXHIBIT B

SCHEDULE OF LOANS

Anniversary
Loan			Interest	Interest Rate	Repayment	Principal	Interest
Number	Date	Amount	Rate	Adjustment	Date	Prepaid	Prepaid

[SulzerMedica Letterhead]

May 8, 2000

By Facsimile (201-651-5141) and First Class Mail

Gerald E. Bisbee, Jr., Ph.D.
ReGen Biologics, Inc.
509 Commerce Street East, First Floor
Franklin Lakes, NJ 07417

Re: Credit Agreement Between Sulzer Medica USA Holding Co. and ReGen Biologics Inc. dated March 14, 2000 (the “Agreement”)

Dear Gary:

Attached are duplicate copies of a revised Exhibit A for the Agreement, incorporating the change to the fourth milestone according to the proposal by Sulzer. If this revised schedule is agreeable to ReGen, please execute one copy of this letter and return it to my attention.

Thank you for your attention to this matter.

Very truly yours,

/s/ David S. Wise

David S. Wise
Secretary,
Sulzer Medica USA Holding Co.

Enclosure

Acknowledged and Agreed:

By:	/s/ Gerald E. Bisbee, Jr., Ph.D.	Date:	5/15/00

Gerald E. Bisbee, Jr., Ph.D.
President and CEO
ReGen Biologics, Inc.

EXHIBIT A

MILESTONES

Milestone	Target Date	Maximum Aggregate Loans
Execution and delivery of the Credit Agreement, the Warrant and the lateral letter agreement between Borrower and Lender	March 1, 2000	$400,000

Execution and delivery of the CMI-2 Agreement and the Sharpshooter Agreement, between Borrower and Lender	March 31, 2000	$1,200,000

Completion of surgery on the first leg of nine animals in the Dog Study	May 15, 2000	$2,950,000

Completion of the histological analysis of nine animals in the Dog Study	September 25, 2000	$3,650,000

Satisfactory evidence of an equity financing scheduled to close by December 31, 2000	December 1, 2000	$4,000,000

6

[SulzerMedica Letterhead]

April 6, 2000

By Facsimile and First Class Mail

Gerald E. Bisbee, Jr., Ph.D.
ReGen Biologics, Inc.
509 Commerce Street East, First Floor
Franklin Lakes, NJ 07417

Re: Intellectual Property Security Agreement Between Sulzer Medica USA Holding Co. and ReGen Biologics Inc. dated March 14, 2000 (the “Agreement”)

Dear Gary:

Attached is a revised Schedule B for the Agreement, incorporating the correct serial number for the one pending patent application. Please acknowledge ReGen’s assent to the substitution of the enclosed revised Schedule B for the original Schedule B by countersigning this letter and returning a copy to my attention.

Thank you for your attention to this matter.

Very truly yours,

/s/ David S. Wise

David S. Wise
Secretary,
Sulzer Medica USA Holding Co.

Enclosure

Acknowledged and Agreed:

By:	/s/ Gerald E. Bisbee, Jr., Ph.D.	Date:	4/6/00

Gerald E. Bisbee, Jr., Ph.D.
President and CEO
ReGen Biologics, Inc.

SCHEDULE B

UNITED STATES PATENTS AND PATENT APPLICATIONS

Description	Reg./Application	Reg./Application Date
Meniscal Augmentation Device	5,681,353	10/28/97

Meniscal Augmentation Device	5,735,903	4/7/98

Meniscal Augmentation Device	09/028,284	2/24/98 (Filed)

Prosthetic Meniscus	4,880,429	11/14/89

Prosthetic Meniscus	5,007,934	4/16/91

Prosthetic Meniscus	5,116,374	5/26/92

Prosthetic Meniscus	5,158,574	10/27/92